UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

APOTHECA BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Roosevelt Blvd, Suite 1000c Saint Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

(720) 370-3554

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.    Other Events

On November 26, 2018, the Company filed a declaratory action in the Sixth Judicial Circuit Court for Pinellas County, Florida for the purpose of obtaining a judicial declaratory judgment as to the Company’s status under the Securities laws as to whether the Company has ever been a “Shell” Company under the Securities Laws.

Pursuant to Chapter 86 of the Florida Statutes, the Company filed the declaratory action so the Court could render a decision whether the Company had ever met the definition of being a shell company under Rule 405 of the Securities Act, so that all shareholders would be able to utilize Rule 144 for exemption from registration. The Company filed the suit in response to an attorney for a brokerage raising the issue that they believed the Company had at a former time been a shell company under the Rule 405 definition. The Company does not believe it had ever in its past met the definition of being a shell company in its prior existing businesses. The Company brought the suit seeking a definitive ruling from a court on such matter, as to whether under the evidence presented, including corporate history of financials, SEC filings, and historical evidence, the Company had ever been a shell as defined under Rule 405. Alternatively, the Corporation seeks a ruling that even if the Company were at any time previously to have met the definition of being a “Shell” under Section 405, whether that status has been “cured” for purposes of application of Rule 144 for purposes of exemption from registration as to its common shares.

The hearing on such matter will be held on December 11, 2018 at 3:30 p.m. at the Pinellas County Courthouse, 545 First Avenue North, Room 200, St. Petersburg, FL 33701, before the Honorable Jack Day, Circuit Court Judge. Any interested party or shareholder can attend. The case is filed in the Sixth Circuit Court of Florida, Pinellas County under case number 2018-007747-CI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOTHECA BIOSCIENCES INC.

Date: November 29, 2018	By:	/s/ Saeed Talari
Saaed Talari, Director & Acting CEO